PROSPECTUS

NEW MEDIA INSIGHT GROUP, INC.

2,862,500 Shares of Common Stock

$0.04 per share

Date of Prospectus: October 22, 2010

Prior to this Offering, no public market has existed for the common stock of New Media Insight Group, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board.  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 2,862,500 shares of our common stock.  Of the shares being registered, 362,500 are being registered for sale by the selling shareholders, and 2,500,000 are being registered for sale by the Company.  Of the shares offered by the Company, there is no minimum number of shares required to be purchased by each investor.  The offering is being made on a self-underwritten, “best efforts” basis.  The shares will be sold on our behalf by our directors, David Carpenter and Mike Hay.  They will not receive any commissions or proceeds from the offering for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the offering.

The selling shareholders will sell their shares at a price per share of $0.04 until our shares are quoted on the OTCBB and thereafter at prevailing market prices or in privately negotiated transactions.  We will not receive any proceeds from the sale of the 362,500 shares sold by the selling shareholders.  There is no minimum amount we are required to raise from the shares being offering by the Company and any funds received will be immediately available to us.

The shares being offered by the Company will be offered for a period of two hundred and seventy (270) days from the original effective date of this prospectus, unless extended by our director for an additional 90 days.

New Media Insight Group, Inc. is a development stage company and currently has no active business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for New Media which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

TABLE OF CONTENTS

                                                                         Page  No.

Summary Of Prospectus

3

General Information About Our Company

3

The Offering

4

Risks Associated With New Media Insight Group, Inc.:

5

Risks Associated With This Offering

8

Use Of Proceeds

11

Determination Of Offering Price

13

Dilution

14

Selling Security Holders

16

Plan Of Distribution

17

Description Of Securities To Be Registered

20

Interest Of Named Experts And Counsel

21

Information With Respect To The Registrant

22

Description Of Business

22

Business Development

22

Reports To Security Holders

25

Description Of Property

26

Legal Proceedings

26

Market Price Of And Dividends On The Registrant’s For Common Equity And Related Stockholder Matters  26

Financial Statements And Selected Financial Data

28

Managements Discussion And Analysis Of Financial Condition And Results Of Operations

28

Results Of Operations

28

Plan Of Operation

29

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

37

Directors, Executive Officers, Promoters And Control Persons

37

Executive Compensation

39

Security Ownership Of Certain Beneficial Owners And Management

40

Certain Relationships And Related Transactions

41

Material Changes

42

Incorporation Of Certain Information By Reference

42

Disclosure Of Commission Position On Indemnification For Securites Act Liabilities

42

Financial Statements

43

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus.  In this prospectus, unless the context otherwise denotes, references to "we," "us," "our", “New Media” and “Company” are to New Media Insight Group, Inc.

A Cautionary Note on Forward-Looking Statements

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

New Media Insight Group, Inc. was incorporated in the State of Nevada on March 29, 2010.  The Company is formed as an Internet marketing business providing clients with the latest in new media advertising solutions.  We specialize in developing client websites using a Wordpress platform that maximizes search engine optimization (SEO) results, as well as incorporating a selection of social media (Twitter, Facebook, Linked-in) tools to create highly specialized internet marketing campaigns.  We are a development stage company and have not yet commenced business operations or generated any revenues.  We have been issued a "substantial doubt" going concern opinion from our auditors and our only assets are our cash and prepaid legal fees, at July 31, 2010, consisting of approximately $15,624 and $15, respectively, in cash generated from the issuance of shares of Company common stock to our founders and initial investors.

New Media’s principal place of business and corporate offices are located at 68 - 1125 N. Kaniku Dr., Suite 1205, Kamuela, HI, 96734.  Our telephone number is (808) 639-3333 and our registered agent for service of process is Corporate Direct, 2258 Meridian Boulevard, Minden, Nevada, 89423.  Our fiscal year end is April 30.

We received our initial funding of $10,000 through the sale of common stock to our officers and directors.  David Carpenter purchased 1,000,000 shares of our common stock at $0.005 per share on March 29, 2010 for $5,000.  Mike Hay purchased 1,000,000 shares of our common stock at $0.005 on May 10, 2010 for $5,000.  During June 18 - 22, 2010, we sold 362,500 common shares at a per share price of $0.04 to 8 non-affiliated private investors, for $14,500.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (March 29, 20010) through the period ended July 31, 2010, report no revenues and a net loss of $8,861.  Our independent auditors have issued an audit opinion for New Media which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 2,862,500 shares of our common stock.  Of the shares being registered, 362,500 are being registered for sale by the selling shareholders, and 2,500,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.04 for the duration of the offering.  The selling shareholders will sell their shares at a price per share of $0.04 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.

We will not receive any proceeds from the sale of any of the 362,500 shares by the selling shareholders.  We will be selling all of the 2,500,000 shares of common stock we are offering as a self underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.  This offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Offering

Securities being Offered

2,862,500 shares of common stock: 2,500,000 shares which we are offering, and 362,500 shares which are being offered by the selling shareholders.  This offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share

The selling shareholders will sell their shares at a fixed price per share of $0.04 until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.04 for the duration of the offering.

Securities Issued and

2,362,500 shares of common stock are issued and outstanding

Outstanding

before the offering and 4,862,500 shares will be outstanding after the offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 3,612,500 or 2,987,500 shares outstanding, respectively.

Registration costs

We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officers and directors will own 41.1% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 55.4% or 66.9%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

RISKS ASSOCIATED WITH NEW MEDIA INSIGHT GROUP, INC.:

Our independent auditors have issued an audit opinion for New Media Insight Group, Inc. which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 6 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses which we expect to continue into the future.  There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on March 29, 2010, and we have not started our proposed business operations or realized any revenues.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net loss since inception to July 31, 2010, was $8,861, of which approximately $8,810 is for professional fees in connection with this Offering.  Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•

Completion of this Offering,

•

Our ability to attract customers who will buy our services,

•

Our ability to generate revenue through the sale of our services.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future.  In the event the Company is unable to generate revenues it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have no clients or customers and we cannot guarantee we will ever have any.  Even if we obtain clients or customers, there is no assurance that we will make a profit.

We have no clients or customers.  We have not identified any clients or customers and we cannot guarantee we ever will have any.  Even if we obtain clients or customers for our services, there is no guarantee that we will develop products and/or services that our clients/customers will want to purchase from our website.  If we are unable to attract enough customers/clients to our website to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought.  As a result we do not have an alternate source of funds should we fail to complete this offering.  If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

1.   abandon our business plans, cease operations and go out of business;

2.   continue to seek alternative and acceptable sources of capital; or

3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our website.  Our business plan contemplates the generation of revenues through the sale of goods and services via our website.  Our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business.  Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations which could result in investors losing some or all of their investment in the Company.

Because Mr. David Carpenter and Mr. Mike Hay (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-50% of their time, or 8-20 hours per week to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Carpenter and Mr. Hay.  Mr. Carpenter will devote up to 50%, or 20 hours per week and Mr. Hay will devote up to 20%, or 8 hours per week.  In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers and directors.

We currently are managed by 2 officers and 2 directors and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run New Media Insight Group, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in the ever-expanding niche of Internet marketing and advertising, while maintaining a low cost of operations.  The Company will utilize a virtual workplace (employees and independent contractors will primarily work from their residences eliminating their need for permanent offices) and will retain only a minimum number of full time employees and instead hire a core group of independent contractors on an as needed basis.  If we are unable to hire the required talent and/or are unable to get our technology functional, it may have a negative effect on our ability to implement our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Risks Associated With This Offering

The shares being Offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter and we may be unable to sell any shares.

This offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this offering, we may have to seek alternative financing to implement our business plans.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing officers and directors acquired their shares for $0.005 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering.  Upon completion of this offering, the net tangible book value of the shares held by our existing stockholders (2,362,500 shares) will be increased by approximately $0.016 per share without any additional investment on their part.  The purchasers of shares offered by the Company under this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.04 per share) of approximately $0.017 per share.  As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be approximately $0.023 per share, reflecting an immediate reduction in the price they paid for their shares.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between New Media or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward the Company will have ongoing SEC compliance and reporting obligations.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 84.7% of the outstanding shares of our common stock.  After the completion of this offering, they will beneficially own 41.1% of the outstanding shares.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a director or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our directors will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold ($100,000), the gross aggregate proceeds will be allocated as follows:

Expenditure Item**
Computers & Computer Servers	10,000
Web Development	15,000
Advertising & Promotion	25, 000
Talent Recruitment	25,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000
Total	$100,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

The Company will receive no proceeds from the sale of shares being offered by Selling Shareholders.

**The above expenditures are defined as follows:

Computers & Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computers and one server including set-up.

Website Development: This item refers to the fees that will be paid to the software developer to develop the website and all the functionality necessary to market our services.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, and creating online ads targeted to mid and large size businesses that may wish to improve their online marketing presence.

Talent Recruitment: This item refers to the projected recruitment cost to amass the talent required to execute our business plan.  This includes projected travel and related recruitment fees. These individuals would be external contractors and not employees of the company.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses:  These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this Offering:

Expenditure Item	50%
Computers & Computer Servers	3,000
Web Development	15,000
Advertising & Promotion	7,500
Talent Recruitment	7,000
Professional Fees	15,000
Office and Miscellaneous Expenses	2,500
Total	$50,000

If only 50% of this Offering is sold, New Media estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer and one server and spend only $7,500 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty in implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully development our web presence as needed.  For example, if we raised only 25% we would estimate allocating funds as follows:

Expenditure Item	25%
Computers & Computer Servers	3,000
Web Development	4,500
Advertising & Promotion	-
Talent Recruitment	-
Professional Fees	15,000
Office and Miscellaneous Expenses	2,500
Total	$25,000

At 25% of the offering is raised, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then any left over funds will be applied to computers, servers and then to web development costs.  Based on raising only 25% or $25,000, we will not be able to allocate any funds to advertising and talent recruitment.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

If we do not raise sufficient funds to cover professional fees for the first 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB listing.

No proceeds from this Offering will be paid to the officers or directors in the form of commissions, salary or other compensation or will be used for the filing of this Prospectus.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $100,000 in this offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of July 31, 2010, the net tangible book value of our shares of common stock was approximately $15,500 or approximately $0.007 per share based upon 2,362,500 shares outstanding.

Of our $13,000 estimated offering costs, approximately $8,500 has already been paid as of July 31, 2010, resulting in $4,500 remaining costs.  Accordingly, the net tangible book values resulting from the scenarios described below have been reduced by $4,500 to reflect the remaining estimated offering costs.

If 100% of the Shares Are Sold (2,500,000 shares):

Upon completion of this Offering, in the event all of the Shares are sold, the net tangible book value of the 4,862,500 shares outstanding will be approximately $111,000 or $0.023 per share.  The net tangible book value of the shares held by our existing stockholders will be increased by $0.016 per share without any additional investment on their part.

After completion of this Offering, if 2,500,000 shares are sold, investors in this Offering will own 51.4% of the total number of shares then outstanding for which they will have made a cash investment of $100,000 or $0.04 per share.  Our stockholders existing prior to this Offering will then own 48.6% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $24,500 or $0.01 per share.

If 50% of the Shares Are Sold (1,250,000 shares):

Upon completion of this Offering, in the event 50% of the Shares are sold, the net tangible book value of the 3,612,500 shares outstanding will be approximately $61,000 or approximately $0.017 per share.  The net tangible book value of the shares held by our stockholders, existing prior to this Offering, will be increased by $0.01 per share without any additional investment on their part.

After completion of this Offering, if 1,250,000 shares are sold, investors in this Offering will own approximately 34.6% of the total number of shares then outstanding for which they will have made a cash investment of $50,000 or $0.04 per share.  Our stockholders who existed prior to this Offering will then own approximately 65.4% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $24,500 or approximately $0.01 per share.

If 25% of the Shares Are Sold (625,000 shares):

Upon completion of this Offering, in the event 25% of the Shares are sold, the net tangible book value of the 2,987,500 shares outstanding will be approximately $36,000, or approximately $0.012 per share.  The net tangible book value of the shares held by our stockholders, existing prior to this Offering, will be increased by $0.005 per share without any additional investment on their part.

After completion of this Offering, if 625,000 shares are sold, investors in this Offering will own approximately 20.9% of the total number of shares then outstanding for which they will have made a cash investment of $25,000 or $0.04 per share.  Our stockholders who existed prior to this Offering will then own approximately 79.1% of the total number of shares then outstanding, for which they made contributions of cash and liquidation of amounts owed to them totaling $24,500 or approximately $0.01 per share.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.01
Net tangible book value per share before Offering	$0.007
Potential gain to existing shareholders	$0.016
Net tangible book value per share after Offering	$0.023
Increase to present stockholders in net tangible book value per share
after Offering	$0.016
Capital contributions	$24,500
Number of shares outstanding before the Offering	2,362,500
Number of shares after offering assuming the sale of the maximum
number of shares sold	4,862,500
Percentage of ownership after Offering	48.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.017
Capital contributions	$100,000
Number of shares after Offering held by public investors	2,500,000
Percentage of capital contributions by existing shareholders	24.5%
Percentage of capital contributions by new investors	75.5%
Percentage of ownership after Offering	51.4%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.023
Capital contributions	$50,000
Number of shares after offering held by public investors	1,250,000

Percentage of capital contributions by existing shareholders	32.9%
Percentage of capital contributions by new investors	67.1%
Percentage of ownership after Offering	34.6%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.028
Capital contributions	$25,000
Number of shares after offering held by public investors	625,000
Percentage of capital contributions by existing shareholders	50.5%
Percentage of capital contributions by new investors	49.5%
Percentage of ownership after Offering	26.5%

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering 362,500 shares of the common stock offered through this prospectus. The shares were sold in June, 2010, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 504 under Regulation D and Regulation S as promulgated by the SEC.  This offering met the requirements of Rule 504 in that (a) the total of funds raised in the five offerings does not exceed $1,000,000, and (b) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of September 15, 2010, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

The number of shares owned by each prior to this offering;

2.

The total number of shares that are to be offered for each;

3.

The total number of shares that will be owned by each upon completion of the offering;

4.

The percentage owned by each; and

5.

The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 2,362,500 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Abraham, Scott B.	12,500	12,500	0	0
Bone, William L.	12,500	12,500	0	0
Carpenter, Theo	75,000	75,000	0	0
Cook, Chrystal A.	12,500	12,500	0	0
Jackson, William	25,000	25,000	0	0
LaCour, James R.	50,000	50,000	0	0
Miller, Linda V.	125,000	125,000	0	0
Refern, Blaine	50,000	50,000	0	0

To our knowledge, none of the selling shareholders:

1.

Has had a material relationship with New Media or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.

Are broker-dealers or affiliates of broker dealers; or

3.

Has ever been an officer or director of New Media.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  David Carpenter and Mike Hay, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.

Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.

Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.

on such public markets or exchanges as the common stock may from time to time be trading;

2.

in privately negotiated transactions; or

3.

in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.04.  The price of $0.04 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.  Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held more than six months.  See our discussion under heading “rule 144” below for more information.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  New Media will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.04 per share until the common stock is quoted on the OTC Bulletin Board at which time the prices the selling shareholders will receive will be determined by the market conditions.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders will, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them may be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to New Media, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.04 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continue for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 362,500 shares by the selling shareholders.  We will be selling all of the 2,500,000 shares of common stock we are offering as a self underwritten offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “New Media Insight Group, Inc.”.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 25,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non-assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

While our Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, $0.001 par value per share, no preferred shares have been issued nor are contemplated to be issued in the near future.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, and to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred Stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 2,500,000 shares are sold), the present stockholders will own 48.6% of our outstanding shares and the purchasers in this Offering will own 51.4%.  If 50% or 25% (1,250,000 or 625,000) shares are sold, the present stockholders will own 65,4% or 79.1% of our outstanding shares, respectively and the purchasers in this Offering will own 34.6% or 20.9%, respectively

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (March 29, 2010) through April 30, 2010, are included in this prospectus.  Randall N. Drake, CPA, PA, of Clearwater, Florida, has audited our April 30, 2010, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

New Media Insight Group, Inc. was incorporated in the State of Nevada on March 29, 2010, and our fiscal year end is April 30.  The company's administrative offices are located at 68 – 1125 N. Kaniku Dr., Suite 1205, Kamuela, HI 96734.  The telephone number is 808-639-3333

New Media Insight Group, Inc. has no revenues or active business operations, and has only limited cash on hand.  We have sustained losses since inception and have relied solely upon the sale of our securities and loans from our corporate officers and directors for funding.

New Media has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  New Media, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

New Media Insight Group, Inc. is an internet marketing company that will provide comprehensive web-based advertising solutions.  The Company will specialize in designing search engine optimized (SEO) websites, social media marketing including the maximization of Twitter, Facebook, You Tube and Linked-In, as well as providing clients with effective Google AdWord campaigns and banner advertising campaigns.   The Company will optimize client sites (both new and renovated) in three distinct ways: the first will focus on specialized website content, the second will place the content into a ‘wordpress’ format, and the third will combine the two into a cohesive and well-optimized design.  The heart of an SEO website is its content writing.  There are very specific parameters and word combinations that, when properly employed, will elevate a website’s organic search rankings.  Our Company will carefully research the business of each prospective client, articulate their message and in a specific number of word combinations, both on the ‘home’ page and on ‘linked’ pages, elevate their profile to ‘expert’ status.  ‘Expert’ status (or profile) means that when the proper content (5,000 to 40,000 words) is matched with the right web platform, the client will become (in the eyes of the search engines) an expert in its chosen field.  Again, achieving ‘expert’ or high ranking status boils down to having the right content on the right platform.  This will constitute New Media’s competitive advantage and means to grow.

To support the SEO website production, New Media will also offer a full package of social media advertising and creative production services.  The social media package will include the creation of professional profiles that are regularly updated and managed, as well as linked directly to the client’s website.  This SEO enhancing function will also be matched with creative production services.  New Media will recruit creative design talent to ensure that the website designs are stylish and conform with SEO best practices.  The design team will also create client ads, shoot photography, or implement general marketing campaigns that often combine Internet with traditional forms of advertising.  The Company’s overarching goal will be to provide clients with a combination of Internet advertising solutions that will mutually support one another, increase a client’s profile (rankings) and ultimately make them a well-optimized expert (leader) in their chosen market or field.  Success of these efforts will be measured by increased sales and through a program called Google Analytics.  Google Analytics can track client website traffic to a very precise degree and provide timely feedback as to which key words are driving the most traffic.  Clients will receive real-time feedback on how well their efforts are working and what needs to be changed, if anything.

Another Internet advertising service that will be offered by the Company relates to Google Adwords (PPC) and banner advertising.  Google Adwords campaigns will be offered to clients as a compliment to their SEO efforts.  Key words and traffic can be purchased by the month on a pay per click formulae: the more a client spends per month, or per key word, the greater the traffic generated to a site via a Google search.  These types of paid campaigns often work well in combination with an SEO optimized website, and NMIG will provide the proper guidance to clients on how best to implement. A full slate of ‘banner advertising’ options will also be available to clients wishing to take advantage of these increasingly popular mediums. The Company’s target demographic will be mid to large size companies that may have a presence on the web but are unhappy with the results they are achieving with their web-based marketing.  This target demographic may also have a limited understanding of the ways in which SEO,  on-line social networking, Google Adwords, and banner advertising can improve sales.

We have concluded that a minimum capital investment of $50,000 or the sale of 50% of this Offering is required in order assemble the talent, develop the infrastructure, and bring the Company to fruition.  However, in order to effectively develop our business plan, we feel that at least $100,000 or 100% of this Offering is required.

New Media anticipates that it will take six months, following commencement, in order to complete this Offering at which time we will begin assembling the talent, acquire the hardware, develop our website, place advertising, and source customers.  We anticipate that website development will take approximately three months and sourcing customers will begin upon completion of the website.  As such, we expect to generate revenues in the last two months of the first year following commencement of the Offering.

Distribution Methods

We will offer our services to prospective clients primarily via our website www.yournewmedia.net.

Status of Publicly Announced New Products or Services

New Media currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; New Media’s Position in the Industry

New Media Insight Group (NMIG) intends to establish itself as a competitive company in the already existing realm of internet marketing and advertising.  New Media’s main competitors will be firms offering similar services and functions.

Our strategic approach is to offer specific value-added services in one of the fastest growing advertising mediums in the world.  The objective will be to market our SEO (Search Engine Optimization) and Website upgrade services in conjunction with supporting Google AdWords, Twitter, Facebook, and Linked-in campaigns.  Our method will be to consult and educate our clients on what will work best for their specific needs.

Talent Sources and Names of Principal Suppliers

New Media will be selling our services through our own website and will attract the required talent through network connections and recruiting agencies.  We have not currently identified any talent thus far.

Dependence on one or a few major customers

New Media’s business plan targets mid to large size companies that wish to improve their on-line marketing.  It would be dependent on finding clients that fit this profile to succeed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent, trademark, or product license. We have not entered into any vendor agreements or contracts that give or could give rise to any obligations or concessions.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce.  However, the Internet is increasingly popular.  As a result, it is possible that a number of laws and regulations may be adopted with respect to the Internet.  These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security.  Furthermore, the growth of electronic marketing may prompt calls for more stringent consumer protection laws.  Several states have proposed legislation to limit the uses of personal user information gathered online or require online services to establish privacy policies.  The Federal Trade Commission has also initiated action against at least one online service regarding the manner in which personal information is collected from users and provided to third parties.  We will not provide personal information regarding our users to third parties.  However, the adoption of such consumer protection laws could create uncertainty in Web usage and reduce the demand for our products.

We are not certain how our business may be affected by the application of existing laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters.  The vast majority of such laws were adopted prior to the advent of the Internet.  As a result, they do not contemplate or address the unique issues of the Internet and related technologies.  Changes in laws intended to address such issues could create uncertainty in the Internet market place.  Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation costs or increased service delivery costs.

In addition, because our services will result in the distribution of advertisements over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country.  We are qualified to do business only in Nevada.  Our failure to qualify in a jurisdiction where it is required to do so could subject it to taxes and penalties.  It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Compliance with Environmental Laws

There are no special environmental laws for offering marketing & advertising services on the internet.

Number of Employees

New Media has no employees.  The officers and directors are donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.

Reports to Security Holders

Once this Offering is declared effective, New Media will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other electronic information regarding New Media and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

New Media’s principal place of business and corporate offices are located at 68 - 1125 N. Kaniku Dr. #1205, Kamuela, HI 96734, the telephone number is (808) 639-3333.  The office is the principle residence of President, David Carpenter, and the Company does not pay rent.  We do not have any formal rental agreement and therefore, this arrangement can be broken by either party at any time, without any prescribed amount of notice.  We have access to an office space of approximately 150 sq ft. that includes computer equipment, fax machine and internet access.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

New Media does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 2,362,500 shares of common stock outstanding as of September 15, 2010, 1,000,000 shares were owned by Mr. Carpenter and 1,000,000 were owned by Mr. Hays, and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have ten (10) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

2,000,000 of the 2,362,500 presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 2,000,000 restricted shares, or 84.6% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1) has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  As such, all restricted securities presently held by the founders and existing shareholders of our Company may not be resold in reliance on Rule 144 until (1) we file Form 10 information with the SEC when we cease to be a “shell company”’ (2) we have filed all reports as required by Section 13 or 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

From
Inception
(March 29,
2010) to
July 31,
2010

Total expenses	$ 8,861
Operating revenue	-
Net loss from continuing operations	(8,861)
Cash raised by financing activities	24,500
Cash used in operating activities	(8,876)
Cash and cash equivalents on hand	15,624
Net loss per common share: Basic and Diluted	0.00
Weighted average number of common shares outstanding:
Basic and diluted	2,056,456
Cash dividends declared per common share	-
Property and equipment, net	-
Long-term debt	-
Stockholders’ equity	15,639

MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of New Media Insight Group, Inc.

Results of Operations

We have generated no revenues since inception and have incurred $8,861 in expenses through July 31, 2010.

The following table provides selected financial data about our company for the period ended July 31, 2010.

                 Balance Sheet Data:

7/31/10

                 Cash

$  15,624

                 Total assets

$  15,639

                 Total liabilities

$           -

                 Stockholders' equity

$  15,639

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses.  This is because we have not generated any revenues and no sales are yet possible.  There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from sources.  Our only other source for cash at this time is investments by others.  We must raise cash to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

New Media is a development stage company that has no active operations, no revenue, no financial backing and limited assets.  Our plan is to develop a web based business offering marketing and advertising solutions to prospects wishing to improve their online presence.  The Company will be virtual in nature, meaning that employees and contractors will primarily work from home, negating the need to retain formal office space.  Our services will be highly specialized and focus on search engine optimizated(SEO) websites, as well as social media advertising through Twitter, Facebook, and linked-In.  Professional web designers, optimizers, and Google AdWord specialists will be retained on a contractual basis and as demand requires.  Supporting functions such as creative and graphic design work will also be included in our portfolio to better service clients.  Another aspect of our plan is to better educate our clients and empower them to understand and get the best use out of their Internet marketing spending.

We will start operations by contracting out the development of the website.  During the first year of operations, the 12 month period from the date of this report, New Media will concentrate on finding the required investment capital, apply to get its common stock listed on a national exchange, develop its website, prospect for clients, and market our services

Following completion of our Offering, we will immediately begin construction of our own SEO (search engine optimized) website.  The website’s content will be well thought-out and written so as to maximize our own organic search results.  The site will comprise of a minimum of 5,000 words and be constructed on a content-managed ‘wordpress’ platform.  The objective will be to enhance our own Company’s profile to ‘expert’ status.  This status as a search engine optimized expert in our field will elevate our own rankings and make it easy for prospective customers to find us.  A budget will also be set aside for a targeted Google Adwords and banner advertising campaign.  A stylish direct mail piece will also be produced highlighting our services and targeted to businesses fitting our demographic.  Time will be taken to properly research the best markets to target.  Tempting introductory offers will also be incorporated into our website, banner advertising, and direct mail marketing to improve response.

We anticipate that development of the website will take approximately three months and then, in the next three months we will begin our advertising and marketing to source prospective clients through our SEO, Adwords, banner advertising, and direct mail strategies by developing the various ad campaigns needed for each advertising avenue.  We will also explore taking out ads in key trade magazines or other industry related websites.  We will focus our marketing on the West Coast targeting clients in Washington, Oregon, California, and Nevada.  We will not purchase a computer server or begin development of the website until after the close of our Offering.

During months seven and eight we will begin running the ad campaigns.  Concurrently, during months seven and eight we will also begin our recruitment of required professionals.  During the next two months we will solicit the clients identified through our advertising and marketing campaigns and as such, we expect to generate revenues from advertising in the last two months of the first year following commencement of our Offering.

Upon raising sufficient funds, we will purchase one computer server and contract out the development of the website.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and New Media.

During the first year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the first 12 months of operation, and will rely on the services of outside contractors for the key first step, which will be the creation of our Web presence.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $15,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fess for reporting requirements and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our offering.

If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders.

If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period.  It is based on the assumption that we will raise the entire $100,000 or 100% of the funds that we seek from our Offering.

Expenditure Item
Computers & Computer Servers	10,000
Web Development	15,000
Advertising & Promotion	25,000
Talent Recruitment	25,000
Professional Fees	15,000
Office and Miscellaneous Expenses	10,000

Total	$100,000

The above expenditures are defined as follows:

Computer Servers: This item refers to the amount of money that we will spend on the actual purchase of three computers and one server including set-up.

Website Development: This item refers to the fees that will be paid to the software/web developer to develop the website and all the functionality necessary to market our services.

Advertising and Promotion: This item refers to the cost of advertising our services using trade magazines, purchasing online ads,   and source other industry related websites and leverage them to attract clients.

Talent Recruitment: This item refers to the projected costs of attracting the requisite talent needed to implement our business plan. This could include travel and incentive bonuses. These individuals would be independent contractors and not employees of the company.

Professional Fees: This item refers to all legal services and accounting fees that will be incurred by the company.

Office and Miscellaneous Expenses: These are the costs of operating our offices including telephone services, mail, stationary, accounting, acquisition of office equipment and supplies, bank service fees and charges, and other miscellaneous expenses associated with running our office.

There is no assurance that we will be able to raise the entire $100,000 with this Offering.  The following chart details how we will use the proceeds if we raise only 50% or 25% of this Offering:

Expenditure Item	50%	25%
Computers & Computer Servers	3,000	3,000
Web Development	15,000	4,500
Advertising & Promotion	7,500	-
Talent Recruitment	7,000	-
Professional Fees	15,000	15,000
Office and Miscellaneous Expenses	2,500	2,500

Total	$50,000	$25,000

If only 50% of this Offering is sold, New Media estimates that this would provide sufficient capital to commence with operation and development of the business plan, but would only be able to purchase one computer and one server and spend only $7,500 on advertising and marketing.  Under this scenario, we estimate that we would be able to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If we raise less than 50% we will have difficulty implementing our business plan.  Our expenses would be prioritized in order of importance and would affect how we allocate funds for developing the business.  If less than 50% is raised, we would not be able to recruit the talent we need and we would probably be unable to fully development our web presence as needed.  At 25% of the offering is raised, we would still incur expected professional (legal and accounting) fees of $15,000, which will have to paid to maintain reporting status during the next 12 months.  We will also pay office and miscellaneous expenses, and then any left over funds will be applied to computers, servers and then to web development costs.  Based on raising only 25% or $25,000, we will not be able to allocate any funds to advertising and talent recruitment.  This would seriously hinder the development of our business and our ability to generate revenues.  We would not be able to develop the business and/or generate any revenues in the first year without additional financing.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and have not generated revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and New Media.  During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either the money that we raise from our offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our directors have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $10,000 through the sale of common stock to David Carpenter, who purchased 1,000,000 shares of common stock at $0.005 on March 29, 2010, and Mike Hay, who purchased 1,000,000 shares of common stock at $0.005 on May 10, 2010.  In June 2010, we received $14,500 from 8 unrelated shareholders who purchased 362,500 shares of our common stock at $0.04 per share.  From inception until the date of this filing we have had limited operating activities.  Our financial statements from inception (March 29, 2010) through the period ended July 31, 2010, reported no revenues and a net loss of $8,861.

Our funds on hand will only provide us with the ability to pay for the expenses related to this offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $100,000, from this offering.  However, if we raise $50,000, we feel this is sufficient to develop the business for the next 12 months.  If we are only able to raise $25,000, from the offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $17,500 to cover professional fees, office and miscellaneous expenses for the 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Our financial statements have been prepared on a going concern basis.  We have accumulated a deficit of $8,861 from inception (March 29, 2010) to July 31, 2010.  Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.  The outcome of these matters cannot be predicted with any certainty at this time.  We have historically satisfied our working capital needs primarily by sales of securities and at July 31, 2010, we had working capital of $15,639. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $15,624 and $0 in cash and cash equivalents at July 31, 2010 and April 30, 2010, respectively.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The following table sets forth the computation of basic and diluted earnings per share, for the Three Months Ended July 31, 2010:

Net loss applicable to Common Shares	$(7,017)

Weighted average common shares
outstanding (Basic)	2,056,456
Options	-
Warrants	-
Weighted average common shares
outstanding (Diluted)	2,056,456

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Delivery has occurred;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2010-19 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-24 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
David Carpenter	62	President, Chief Executive Officer (CEO),
68 - 1125 N. Kaniku Dr. # 1205		Chief Financial Officer (CFO), Treasurer, and Director
Kamuela, HI 96734

Michael Hay	41	Secretary and Director
68 - 1125 N. Kaniku Dr. # 1205
Kamuela, HI 96734

David Carpenter has held the positions of president, CEO, CFO, treasurer, and Director since March 29, 2010 and Michael Hay has held the position of secretary and director since May 03, 2010.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

David Carpenter, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  Michael Hay, our Secretary and Director, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. Carpenter will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company.  Mr. Hay will continue to devote up to 20% (8 hours per week) of his time to manage the affairs of the Company.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

David Carpenter

From April 1999 Mr. Carpenter has been the CFO for What To Do Media, LLC, a traditional Advertising and Marketing firm based out of Hawaii.  David is responsible for the monitoring the company’s finances, budgeting, and payroll.  Prior to What To Do Media, Mr. Carpenter worked as a sales manager for Visitor magazines in Hawaii from 2001 – 2004.  Prior to 2001, Mr. Carpenter worked in various public relations roles with non-profit organizations.

Dave Carpenter: has specialized Internet marketing experience and a wide network of industry contacts that make him an ideal choice as CEO of New media.  David is also a certified “Google Adwords Specialist,” having taken much of the advanced training and educational workshops available in this discipline.  David has also collaborated directly with website designers and is intimately familiar with all aspects of modern site construction.  Also, David will utilize his network of industry contacts to recruit the top talent needed to launch New Media’s initiatives.

After this offering is completed, Mr. Carpenter will continue to devote up to 50% of his time to us, or approximately 20 hours per week to our operations.  Currently, the remaining 50% of Mr. Carpenter’s time is devoted to What To Do Media.

Michael Hay

Mr. Hay graduated from the University Of Guelph in 1995.  He obtained a B.A. in Political Science, and a Graduate Diploma in International Marketing.

From 2006 – present, Mr. Hay has been employed by Hands-On Consulting Group as a Marketing Director.  Prior to 2006, he worked as a Marketing Director for Intrawest Resort Club Group in Whistler, BC from 1998 to 2006.

Michael Hay has years of marketing and advertising experience and also has a wide network of industry contacts.  Michael has attended many of the same industry-related workshops as David Carpenter, and in many instances attended them together.  Michael is currently in the midst of working on his own “Google Adwords Specialist” designation, and is also well versed in SEO optimized website construction and writing.  Michael has personally written and trained staff to write the SEO content for a number of his own past client sites and will use this experience to ensure New Media’s new prospects will get the best and most optimized service and possible.

After this offering is completed, Mr. Hay will continue to devote up to 20% of his time to us, or approximately 8 hours per week to our operation.  Currently, the remaining 80% of Mr. Hay’s time is devoted to Hands-on Consulting Group ltd.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (March 29, 2010) to the period ended July 31, 2010, no compensation has been accrued by or paid to

(i)

any individual serving as New Media’s principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)

New Media’s two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)

up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of New Media at the end of the period.

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations.

We have not paid any salaries in 2010, and we do not anticipate paying any salaries at any time in 2010.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.

Compensation of Directors

None of our directors receive any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the period ended July 31, 2010, there were no other arrangements between us and our directors that resulted in our making payments to any of our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	David Carpenter 68 – 1125 N. Kaniku Dr. #1205 Kamuela, HI 96734	1,000,000	42.3%

Common	Mike Hay 68 – 1125 N. Kaniku Dr. #1205 Kamuela, HI 96734	1,000,000	42.3%

Common	Directors and Officers as a Group (2 individuals)	2,000,000	84.6%

(1)

The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)

Each shareholder owns his or her shares directly.

(3)

Based on 2,362,500 shares issued and outstanding as of September 15, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On March 29, 2010, 1,000,000 shares of New Media’s common stock were issued to David Carpenter, an officer and director of the Company, at the price of $0.005 per share (a total of $5,000).  On May 10, 2010, 1,000,000 shares of New Media’s common stock were issued to Mike Hay, an officer and director of the Company, at the price of $0.005 per share (a total of $5,000.00).

Shareholder loan

From inception of the company (March 29, 2010) until the audit date of April 30, 2010, David Carpenter advanced $359 for operating expenses.  This amount was paid back in June and no interest was paid.  We currently do not owe any money to our officers, directors and/or shareholders.

Mr. Carpenter and Mr. Hay are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•

Unaudited Interim Financial Statements for the period from inception (March 29, 2010) to July 31, 2010

•

Audited Financial Statements for the period from Inception (March 29, 2010) to the period ended April 30, 2010

NEW MEDIA INSIGHT GROUP, INC.

(A Development Stage Company)

INDEX TO INTERIM FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 29, 2010 (INCEPTION) TO JULY 31, 2010

Page(s)

Balance Sheets as of July 31, 2010 (unaudited) and April 30, 2010

45

Interim Statements of Operations for the Three Months Ended July 31, 2010 (unaudited)

and Cumulative from March 29, 2010 (Inception) to July 31, 2010 (unaudited)

46

Interim Statement of Changes in Stockholders’ Equity for the Period Beginning

March 29, 2010 (Inception) to July 31, 2010 (unaudited)

47

Interim Statements of Cash Flows for the three months ended July 31, 2010 (unaudited)

and Cumulative from March 29, 2010 (Inception) to July 31, 2010 (unaudited)

48

Notes to Interim Financial Statements (unaudited)

49

New Media Insight Group, Inc. (A Development Stage Company)
Balance Sheets

	As of	As of
	July 31,	April 30,
	2010	2010
	(Unaudited)
ASSETS
Current Assets
Cash	$15,624	-
Prepaid legal fees	15	3,515
Total Current Assets	15,639	3,515

TOTAL ASSETS	$15,639	$3,515

LIABILITIES AND STOCKHOLDERS’ EQUTIY

LIABILITIES
Current Liabilities
Due to shareholder (note 5)	$-	$359

TOTAL LIABILITIES	-	359

STOCKHOLDERS’ EQUITY (note 3)
Preferred stock, par value $0.001, 25,000,000 shares
authorized, none issued and outstanding		-
Common Stock, par value $0.001, 100,000,000 shares authorized,
2,362,500 (April 30 - 1,000,000) shares issued and outstanding	2,362	1,000
Additional paid-in capital	22,138	4,000
Deficit accumulated during the development stage	(8,861)	(1,844)
Total Stockholders’ Equity	15,639	3,156

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,639	$3,515

The accompanying notes are an integral part of these financial statements

New Media Insight Group, Inc. (A Development Stage Company)
Interim Statements of Operations
(Unaudited)

		Cumulative
	Three Months	From Inception
	Ended	(March 29, 2010) to
	July 31,	July 31,
	2010	2010

REVENUES:	$-	$-

OPERATING EXPENSES:
General and administrative	17	51
Professional fees	7,000	8,810
Total Operating Expenses	7,017	8,861

OTHER INCOME AND EXPENSE	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$(7,017)	$(8,861)

Basic and Diluted Loss per Common Share	$0.00

Weighted Average Number of Common Shares Outstanding	2,056,456

The accompanying notes are an integral part of these financial statements.

New Media Insight Group, Inc. (A Development Stage Company)
Interim Statement of Changes in Stockholders’ Equity
For the Period Beginning March 29, 2010 (Inception) to July 31, 2010

	Common Shares		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- March 29, 2010 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at
$0.005 per share, March 29, 2010	1,000,000	1,000	4,000	-	5,000
Loss for the period	-	-	-	(1,844)	(1,844)

Balance – April 30, 2010	1,000,000	1,000	4,000	(1,844)	3,156

Common shares issued for cash at
$0.005 per share, May 10, 2010	1,000,000	1,000	4,000	-	5,000
Common shares issued for cash at
$0.04 per share, June 22, 2010	362,500	362	14,138	-	14,500
Loss for the period (unaudited)	-	-	-	(7,017)	(7,017)

Balance – July 31, 2010 (unaudited)	2,362,500	$2,362	$22,138	$(8,861)	$15,639

The accompanying notes are an integral part of these financial statements.

New Media Insight Group, Inc. (A Development Stage Company)
Interim Statements of Cash Flows
(Unaudited)

		Cumulative
	Three Months	From Inception
	Ended	(March 29, 2010) to
	July 31,	July 31,
	2010	2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,017)	$(8,861)
Decrease (Increase) in prepaid legal fees	3,500	(15)
Net cash used in operating activities	(3,517)	(8,876)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from (payment to) related party	(359)	-
Issuance of common stock for cash	19,500	24,500
Net cash provided by financing activities	19,141	24,500

Net increase in cash and cash equivalents	15,624	15,624

Cash and cash equivalents - beginning of period	-	-

Cash and cash equivalents - end of period	$15,624	$15,624

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these financials.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2010
(Unaudited)

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

New Media Insight Group, Inc. (the “Company”) was incorporated on March 29, 2010 in the State of Nevada, U.S.A.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is April 30.

The Company is a developmental stage company and plans to operate as an internet marketing business providing clients with the latest in new media advertising solutions. We will specialize in developing client websites using a Wordpress platform that maximizes search engine optimization (SEO) results, as well as incorporating  a selection of social media (Twitter, Facebook, Linked-in)  tools to create highly specialized internet marketing campaigns.  The Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $15,624 and $0 in cash and cash equivalents at July 31, 2010 and April 30, 2010, respectively.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2010
(Unaudited)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income or (Loss) Per Share of Common Stock (continued)

The following table sets forth the computation of basic and diluted earnings per share, for the Three Months Ended July 31, 2010:

Net loss applicable to Common Shares	$(7,017)

Weighted average common shares
outstanding (Basic)	2,056,456
Options	-
Warrants	-
Weighted average common shares
outstanding (Diluted)	2,056,456

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Delivery has occurred;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2010
(Unaudited)

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2010-19 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-24 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 25,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (March 29, 2010), the Company has issued 2,000,000 common shares at $0.005 per share for $10,000 in cash, and 362,500 common shares at $0.04 per share for $14,500 in cash, for total proceeds of $24,500, being $2,362 for par value shares and $22,138 for capital in excess of par value. There were 2,362,500 common shares issued and outstanding at July 31, 2010.

There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2010
(Unaudited)

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of development stage cost carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Development stage cost carryforwards generated during the period from March 29, 2010 (date of inception) through July 31, 2010 of $8,861 will be amortized, for tax purposes, in future periods. Accordingly, deferred tax assets of approximately $3,100 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at July 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at July 31, 2010.

NOTE 5 -

DUE TO RELATED PARTY

As of April 30, 2010, the Company was obligated to a director, who is also an officer and stockholder, for a non-interest bearing demand loan with a balance of $359.  The Company paid the loan back during June 2010.

NOTE 6 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at July 31, 2010, the Company has a loss from operations of $7,017, an accumulated deficit of $8,861, and working capital of $15,639 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending April 30, 2011.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Interim Financial Statements
July 31, 2010
(Unaudited)

NOTE 7 -

SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no items to disclose.

.

NEW MEDIA INSIGHT GROUP, INC.

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD BEGINNING MARCH 29, 2010 (INCEPTION) TO APRIL 30, 2010

Page(s)

Report of Independent Registered Public Accounting Firm

55

Balance Sheet as of April 30, 2010

56

Statement of Operations for the Period Beginning March 29, 2010 (Inception)

to April 30, 2010

57

Statement of Changes in Stockholders’ Equity for the Period Beginning

March 29, 2010 (Inception) to April 30, 2010

58

Statement of Cash Flows for the Period Beginning March 29, 2010 (Inception)

to April 30, 2010

59

Notes to Financial Statements

60

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of New Media Insight Group, Inc.

We have audited the accompanying balance sheet of New Media Insight Group, Inc.  as of April 30, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period March 29, 2010 (date of inception) through April 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.   Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provided a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of New Media Insight Group, Inc. as of April 30, 2010 and the results of its operations and its cash flows for the period March 29, 2010 (date of inception) through April 30, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in footnote 6 to the financial statements, the Company has not generated revenue and has not established operations which raise substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 6.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Randall N. Drake, CPA PA

Clearwater, Florida

July 16, 2010

New Media Insight Group, Inc. (A Development Stage Company)
Balance Sheet
April 30, 2010

ASSETS
Current Assets
Prepaid legal fees	$3,515
Total Current Assets	3,515

TOTAL ASSETS	$3,515

LIABILITIES AND STOCKHOLDERS’ EQUTIY

LIABILITIES
Current Liabilities
Due to shareholder (note 5)	$359

TOTAL LIABILITIES	359

STOCKHOLDERS’ EQUITY (note 3)
Preferred stock, par value $0.001, 25,000,000 shares
authorized, none issued and outstanding	-
Common Stock, par value $0.001, 100,000,000 shares
authorized, 1,000,000 shares issued and outstanding	1,000
Additional paid-in capital	4,000
Deficit accumulated during the development stage	(1,844)
Total Stockholders’ Equity	3,156

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,515

The accompanying notes are an integral part of these financial statements

New Media Insight Group, Inc. (A Development Stage Company)
Statement of Operations
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

REVENUES:	$-

OPERATING EXPENSES:
General and administrative	34
Professional fees	1,810
Total Operating Expenses	1,844

OTHER INCOME AND EXPENSE	-

NET LOSS APPLICABLE TO COMMON SHARES	$(1,844)

Basic and Diluted Loss per Common Share	$0.00

Weighted Average Number of Common Shares Outstanding	1,000,000

The accompanying notes are an integral part of these financial statements.

New Media Insight Group, Inc. (A Development Stage Company)
Statement of Changes in Stockholders’ Equity
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

	Common Shares		Additional Paid-In	Deficit Accumulated During the Exploration	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- March 29, 2010 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at
$0.005 per share, March 29, 2010	1,000,000	1,000	4,000	-	5,000
Loss for the period	-	-	-	(1,844)	(1,844)

Balance – April 30, 2010	1,000,000	$1,000	$4,000	$(1,844)	$3,156

The accompanying notes are an integral part of these financial statements.

New Media Insight Group, Inc. (A Development Stage Company)
Statement of Cash Flows
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,844)
(Increase) in prepaid legal fees	(3,515)
Net cash used in operating activities	(5,359)

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advance from related party	359
Issuance of common stock for cash	5,000
Net cash provided by financing activities	5,359

Net increase in cash and cash equivalents	-

Cash and cash equivalents - beginning of period	-

Cash and cash equivalents - end of period	$-

Supplemental Cash Flow Disclosure:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financials.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Financial Statements
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

NOTE 1 -

ORGANIZATION AND DESCRIPTION OF BUSINESS

New Media Insight Group, Inc. (the “Company”) was incorporated on March 29, 2010 in the State of Nevada, U.S.A.  The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is April 30.

The Company is a developmental stage company and plans to operate as an internet marketing business providing clients with the latest in new media advertising solutions. We will specialize in developing client websites using a Wordpress platform that maximizes search engine optimization (SEO) results, as well as incorporating  a selection of social media (Twitter, Facebook, Linked-in)  tools to create highly specialized internet marketing campaigns.  To April 30, 2010, the Company’s activities have been limited to its formation and the raising of equity capital.

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $0 in cash and cash equivalents at April 30, 2010.

Start-Up Costs

In accordance with FASC 720-15-20, “Start-up Activities”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Net Income or (Loss) Per Share of Common Stock

The Company has adopted FASC Topic No. 260, “Earnings per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Financial Statements
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Net Income or (Loss) Per Share of Common Stock (continued)

The following table sets forth the computation of basic and diluted earnings per share, from March 29, 2010 (Inception) to April 30, 2010:

Net loss applicable to Common Shares	$(1,844)

Weighted average common shares
outstanding (Basic)	1,000,000
Options	-
Warrants	-
Weighted average common shares
outstanding (Diluted)	1,000,000

Net loss per share (Basic and Diluted)	$(0.00)

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company recognizes revenue from the sale of products and services in accordance with FASC Topic No. 605, “Revenue Recognition.”  Revenue will consist of internet sales income and will be recognized only when all of the following criteria have been met:

i)

Persuasive evidence for an agreement exists;

ii)

Delivery has occurred;

iii)

The fee is fixed or determinable; and

iv)

Revenue is reasonably assured.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Financial Statements
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

NOTE 2 -

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events”, SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2010-19 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2009-15 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 3 -   CAPITAL STOCK

Authorized Stock

The Company has authorized 100,000,000 common shares and 25,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Share Issuance

Since inception (March 29, 2010) to April 30, 2010, the Company has issued 1,000,000 common shares at $0.005 per share, resulting in total cash proceeds of $5,000, being $1,000 for par value shares and $4,000 for capital in excess of par value.  There were 1,000,000 common shares issued and outstanding at April 30, 2010.  Of these shares, 1,000,000 were issued to a director and officer of the Company.

There are no preferred shares outstanding.  The Company has issued no authorized preferred shares.  The Company has no stock option plan, warrants or other dilutive securities.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Financial Statements
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

NOTE 4 -

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under FASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years. Minimal development stage deferred tax assets arising as a result of development stage cost carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Development stage cost carryforwards generated during the period from March 29, 2010 (date of inception) through April 30, 2010 of $1,844 will be amortized, for tax purposes, in future periods. Accordingly, deferred tax assets of approximately $600 were offset by the valuation allowance.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at April 30, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at April 30, 2010. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities.

NOTE 5 -

DUE TO RELATED PARTY

As of April 30, 2010, the Company was obligated to a director, who is also an officer and stockholder, for a non-interest bearing demand loan with a balance of $359.  The Company paid the loan back during June 2010.

NOTE 6 -

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  As at April 30, 2010, the Company has a loss from operations of $1,844, an accumulated deficit of $1,844, and working capital of $3,515 and has earned no revenues since inception.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending April 30, 2011.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, and development of its business plan.

In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

New Media Insight Group, Inc. (A Development Stage Company)
Notes to Financial Statements
For the Period Beginning March 29, 2010 (Inception) to April 30, 2010

NOTE 7 -

SUBSEQUENT EVENTS

On May 10, 2010 and June 22, 2010, the Company issued 1,000,000 and 362,500 common shares at $0.005 and $0.04 per share, resulting in total cash proceeds of $19,500, being $1,363 for par value shares and $18,137 for capital in excess of par value.  Of these shares, 1,000,000 were issued to a director and officer of the Company and 362,500 were issued to unaffiliated investors.

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued and determined there are no items to disclose.

.